UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

MOSYS, INC.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation)

3301 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)           At the annual meeting of stockholders of MoSys, Inc. (the “Company”) held on June 3, 2014, the Company’s stockholders voted on four proposals which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission  on April 29, 2014.

(b)           Voting results were as follows:

•             Proposal 1 — Election of directors to serve until the next annual meeting of stockholders.

	For	Withheld	Broker Non-Vote
Stephen L. Domenik	16,761,376	6,884,111	21,493,760
Tommy Eng	20,721,365	2,924,122	21,493,760
Chi-Ping Hsu	19,586,257	4,059,230	21,493,760
Victor K. Lee	20,902,413	2,743,074	21,493,760
Leonard Perham	21,096,205	2,549,282	21,493,760

All of the foregoing candidates were elected to serve as directors until the next annual meeting of stockholders.

•             Proposal 2 — Ratification of the Audit Committee’s appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Vote
44,937,867	192,136	9,244	—

The foregoing proposal was approved.

•            Proposal 3 — Advisory vote to approve executive compensation

For	Against	Abstain	Broker Non-Vote
23,005,985	501,208	138,294	21,493,760

The foregoing non-binding proposal was approved.

•            Proposal 4 — Approval of the amendment and restatement of the Company’s 2010 Equity Incentive Plan to increase the number of shares currently reserved for issuance by adding to the share reserve an additional 1,500,000 shares and to approve the material terms of the 2010 Equity Incentive Plan for purposes of Internal Revenue Code Section 162(m).

For	Against	Abstain	Broker Non-Vote
16,751,052	6,875,709	18,726	21,493,760

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: June 4, 2014	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer